EXHIBIT 16.1




                Letterhead of Cinnamon Jang Willoughby & Company



July 9, 2007


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549



Gentlemen:

     On July 9, 2007, this Firm received a draft copy of a Form 8-K to be filed by Zandaria Ventures, Inc. (Company) (SEC File #333-127389, CIK #1334589) reporting an Item 4.01-Changes in Registrant's Certifying Public Accountant.

     We have no  disagreements  with the statements  made in the draft Form 8-K,
Item 4.01 disclosures provided to us.



Yours truly,


/s/ Cinnamon Jang Willoughby & Company
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Cinnamon Jang Willoughby & Company
Burnaby, British Columbia